                                                                EXHIBIT 4.2

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                      HEALTHCARE REALTY TRUST INCORPORATED





                                       AND






                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   AS TRUSTEE


                            ------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 30, 2004

                             -----------------------





                SUPPLEMENT TO INDENTURE DATED AS OF MAY 15, 2001












================================================================================

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of March 30, 2004, between HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (hereinafter called the "Company"), having its principal office at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (hereafter called the "Trustee"), having a Corporate Trust Office at 2525 West End Avenue, Suite 1200, Nashville, Tennessee 37203, as Trustee under the Indenture (as hereinafter defined).


                                    RECITALS

         WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of May 15, 2001, a copy of which is attached hereto as Exhibit A and which is incorporated herein by reference (hereinafter called the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities");

         WHEREAS, the Company desires to issue a series of senior debt securities under the Indenture designated as its 5.125% Senior Notes due 2014 (the "Notes"), and has duly authorized the creation of the Notes and the execution and delivery of this Second Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described; and

         WHEREAS, the Company and the Trustee deem it advisable to enter into this Second Supplemental Indenture for the purposes of providing for the rights, obligations and duties of the Trustee with respect to the Notes and to set forth certain specific provisions with respect thereto;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

                       RELATION TO INDENTURE; DEFINITIONS

         Section 1.01. This Second Supplemental Indenture constitutes an integral part of the Indenture.

         Section 1.02. Pursuant to Section 301(25) of the Indenture, so long as any of the Notes are Outstanding, the following definitions shall be applicable to the Notes, be included as defined terms with respect to the Notes for all purposes and, to the extent inconsistent with the definition of such term contained in Section 101 of the Indenture, shall replace such definition with respect to the Notes:

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Annual Consolidated Interest Expense" for any 12-month period means the Consolidated Interest Expense for such period in accordance with GAAP.

         "Capital Lease" means at any time a lease with respect to which the lessee is required concurrently to recognize the acquisition of any asset and the incurrence of a liability in accordance with GAAP.

         "Capitalized Lease Obligations" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for (i) Consolidated Interest Expense, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization (other than amortization of debt discount) and depreciation, (iv) provisions for gains and losses from sales or joint ventures, (v) increases in deferred taxes and other non-cash items, (vi) charges resulting from a change in accounting principles, and (vii) charges for early extinguishment of debt.

         "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) of the Company and its Subsidiaries, but excluding legal fees, title insurance charges and other out-of-pocket fees and expenses incurred in connection with the issuance of Debt, all determined in accordance with GAAP, and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

         "Consolidated Net Income" for any period means the amount of net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP after eliminating intercompany accounts and transactions.

         "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its service as Trustee hereunder shall be principally administered, which office at the date hereof is located at 2525 West End Avenue, Suite 1200, Nashville, Tennessee 37203, and, for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Indenture, is located at 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the Stated Maturity of the Notes.

         "Earnings from Operations" for any period means the net earnings determined in accordance with GAAP, excluding gains and losses on sales of investments, extraordinary items and property valuation losses.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

         "Mortgage Debt" means Debt of the Company or any Subsidiary secured by a Lien on one or more parcels of their real property.

         "Notes" means the Company's 5.125% Senior Notes due 2014.

         "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Secured Debt" means Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets, other than those relating to intercompany debt. For purposes hereof, such Debt shall become Secured Debt at the time it first becomes secured by execution of any of the documents, instruments or agreements described in the immediately preceding sentence.

         "Statistical Release" means that statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by the Company.

         "Total Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company determined in accordance with generally accepted accounting principles (but excluding intangibles).

         "Total Unencumbered Assets" as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt and
(ii) all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt determined in accordance with GAAP (but excluding intangibles) after eliminating intercompany accounts and transactions.

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of any real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Unsecured Debt" means at any time the aggregate unpaid principal amount of all Debt of the Company and its Subsidiaries other than (i) Debt of a Subsidiary owing to the Company or to a Wholly-Owned Subsidiary and (ii) Mortgage Debt.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests and all Debt of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.


                                   ARTICLE TWO

                              CREATION OF THE NOTES

         Section 2.01. Pursuant to the terms hereof and the Indenture, the Company hereby creates a series of its Notes known as the "5.125% Senior Notes due 2014" each of which shall be deemed Securities for all purposes of the Indenture.

         Section 2.02. The definitive form of the Notes shall be substantially in the form set forth in Exhibit B attached hereto, which is incorporated herein and made part hereof.

         Section 2.03. (a) The Notes will bear interest at a rate of 5.125% per annum, from March 30, 2004 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2004 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         (b) The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such Defaulted Interest shall instead be payable either (i) to the Person in whose name such Note is registered on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Note not less than ten days prior to such Special Record Date or (ii) may be paid at any time in any other lawful manner in accordance with the Indenture.

         (c) If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

         (d) The Notes will mature on April 1, 2014.

         Section 2.04. The Notes shall initially not exceed $300,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Second Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said

Notes to or upon the written order of the Company, signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company. The series of Securities comprised of the Notes may be reopened and additional Notes forming a part of the same series may be issued in the future.

         Section 2.05. The Trustee's certificate of authentication to be borne by the Notes shall be substantially of the tenor and purport as provided in the Indenture.

         Section 2.06. The Notes may be redeemed at any time in whole or from time to time in part, at the option of the Company, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). The Company shall calculate the Make-Whole Amount, if any, to be paid pursuant to this Section 2.06 and, together with any notice of redemption required by Section 1102 of the Indenture, shall provide the Trustee an Officer's Certificate setting forth the Make-Whole Amount, upon which Certificate the Trustee shall be entitled to rely.

         Section 2.07. The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the City of Charlotte, North Carolina, and the office or agency for such purpose shall initially be located at Wachovia Bank, National Association, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288-1153.

         Section 2.08. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Stated Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States, provided, that such Person owns Notes in an aggregate principal amount of at least $1,000,000 and such Person makes a written request therefor for the appropriate Interest Payment Date.

         Section 2.09. Principal and interest on the Notes shall be payable in Dollars.

         Section 2.10. The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall each be issued in global form. The depository for the Notes shall be The Depository Trust Company ("DTC"). The Notes shall not be issuable in definitive form except as provided in the Indenture.

         Section 2.11. The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

         Section 2.12. The provisions of Section 1402 and 1403 of the Indenture, together with the other provisions of Article Fourteen of the Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Indenture shall apply to the covenants set forth in Article Four of this Second Supplemental Indenture and to those covenants specified in Section 1403 of the Indenture.

                                  ARTICLE THREE

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

         Section 3.01. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, effective upon execution and delivery of this Second Supplemental Indenture. By execution, acknowledgement and delivery of this Second Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this Second Supplemental Indenture set forth.

         Section 3.02. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                  ARTICLE FOUR

                            COVENANTS OF THE COMPANY

         The covenants provided for by Article Ten of the Indenture will be applicable to the Notes. In addition, pursuant to Section 301(15) of the Indenture, so long as any of the Notes are Outstanding, the Company covenants and agrees as follows:

         Section 4.01. Limitations on Incurrence of Total Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of (without duplication)
(i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         Section 4.02. Limitation on Incurrence of Debt Secured by any Lien. The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any Lien upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) which is secured by any Lien on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         Section 4.03. Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         Section 4.04. Debt Service Coverage. The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Consolidated Interest Expense for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

         Section 5.01. Each and every term and condition contained in the Indenture shall apply to this Second Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Second Supplemental Indenture. As supplemented by this Second Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument; provided, however, that the rights, duties and obligations of the Trustee in this Second Supplemental Indenture shall be limited to those matters expressly relating to the Notes. The permissive rights of the Trustee to take any action under this Second Supplemental Indenture or the Indenture shall not be construed as duties.

         Section 5.02. Nothing contained in this Second Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Second Supplemental Indenture.

         Section 5.03. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as Indenture.

         Section 5.04. This Second Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

         Section 5.05. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 5.06. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

         Section 5.07. This Second Supplemental Indenture shall cease to be of further effect upon compliance with Section 401 of the Indenture with respect to the Notes created hereby.

         Section 5.08. The provisions of this Second Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Company under the Indenture.

         Section 5.09. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.



                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.


                                           HEALTHCARE REALTY TRUST INCORPORATED


Dated:  March __, 2004                     By:
                                              ----------------------------------
                                           Name:  David R. Emery
                                           Title:  Chief Executive Officer


                                           WACHOVIA BANK, NATIONAL ASSOCIATION
                                              as Trustee


Dated:  March __, 2004                     By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                 ACKNOWLEDGMENT


STATE OF TENNESSEE
                     ) SS:
COUNTY OF DAVIDSON

         On the _____ day of _____, 2004, before me personally came David R. Emery, to me known, who, being by me duly sworn, did depose and say that he is the Chairman and Chief Executive Officer of HEALTHCARE REALTY TRUST INCORPORATED, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]



---------------------------------------
Notary Public
Commission Expires



STATE OF TENNESSEE
                     ) SS:
COUNTY OF DAVIDSON

         On the _____ day of _____, 2004, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he/she is a _____________ of WACHOVIA BANK, NATIONAL ASSOCIATION, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]



---------------------------------------
Notary Public
Commission Expires

                                   EXHIBIT B

                             [FORM OF FACE OF NOTE]

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         EXCEPT AS OTHERWISE PROVIDED IN SECTION 305 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                      HEALTHCARE REALTY TRUST INCORPORATED


                           5.125% SENIOR NOTE DUE 2014

No. [_________]                                                          [Date]
$[____________]                                                CUSIP  421946AF1

         FOR VALUE RECEIVED, the undersigned, HEALTHCARE REALTY TRUST INCORPORATED (herein called the "Company"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on _______, 20___, with interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 5.125% per annum
(a) on the unpaid balance thereof from the date hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on the first day of April and October in each year, commencing with the first such date succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined herein), payable semiannually as aforesaid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note is registered at the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wachovia Bank, National Association in Charlotte, North Carolina or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Indenture referred to below.

         This Note is one of a series of 5.125% Senior Notes due 2014 (herein called the "Notes") issued pursuant to the Second Supplemental Indenture, dated as of March 30, 2004, and the related Indenture dated as of May 15, 2001 (as from time to time supplemented or amended, the "Indenture"), between the Company and Wachovia Bank, National Association, as Trustee, and is entitled to the benefits thereof.

         This Note is a registered Note and, as provided in the Indenture, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Second Supplemental Indenture. This Note may be redeemed at the option of the Company, in whole at any time or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of this Note plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to this Note on the terms specified in the Second Supplemental Indenture, but not otherwise.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to herein.

         IN WITNESS WHEREOF, Healthcare Realty Trust Incorporated has caused this instrument to be duly executed.

         Dated:

                                           HEALTHCARE REALTY TRUST INCORPORATED



                                           By
                                              ----------------------------------
                                              Name:
                                              Title:


                                           ATTEST:

                                           By:
                                              ----------------------------------
                                              Rita Hicks Todd, Secretary



CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee



By:
   ----------------------------------
          Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                           5.125% SENIOR NOTE DUE 2014

         This Note is one of a duly authorized issue of securities of the Company designated as the 5.125% Senior Notes due 2014, issued and to be issued in one or more series under the Indenture between the Company and Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Note is a part), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the first page hereof, initially limited in aggregate principal amount to $300,000,000.

         As used herein:

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

         "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means that statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by the Company.

         The covenants set forth in Article Four of the Second Supplemental Indenture and Article Ten of the Indenture shall be fully applicable to this Note.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

         If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of, accrued interest and the Make-Whole Amount, if any, on, the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee, offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of not less than a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and Make-Whole Amount, if any) or any interest thereon on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes of this series as a convenience to the Holders of such Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common
TEN ENT  -   as tenants by the entireties
JT TEN   -   as joint tenants with right of survivorship and not as tenants in common

 UNIF GIFT MIN ACT - __________________________ Custodian ______________________
                             (Cust)                                (Minor)

 Under Uniform Gifts to Minor Act ___________________________
                                            (State)

         Additional abbreviations may also be used though not in the above list

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
     [Please insert Social Security or other Identifying number of Assignee]

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     [Please print or type name and address including zip code, of Assignee]

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


       Your Signature:
                      ----------------------------------------------------------
                      (Sign exactly as your name appears on the other side of
                       this Note)

Date:
     --------------------------
Signature Guarantee:
                    ------------------------------------------------------------

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount of this Global Note shall be $300,000,000. The following increases or decreases in the principal amount of this Global Note have been made:


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   AMOUNT OF         AMOUNT OF                         SIGNATURE OF     DATE OF
 DECREASE IN        INCREASE IN                         AUTHORIZED     EXCHANGE
  PRINCIPAL          PRINCIPAL          PRINCIPAL       TRUSTEE OR     FOLLOWING
AMOUNT OF THIS     AMOUNT OF THIS     AMOUNT OF THIS       NOTES     SUCH DECREASE
  GLOBAL NOTE       GLOBAL NOTE        GLOBAL NOTE       CUSTODIAN    OR INCREASE
--------------    ---------------     --------------   -----------   -------------
--------------------------------------------------------------------------------

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